                                                                   Exhibit 10.59

                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of February 10, 1999, by and between Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company") and Larry Zine ("Executive").

     IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

     1.   Employment. The Company hereby agrees to employ Executive as the
          ----------
President and Chief Financial Officer of the Company, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2.   Term. The period of employment of Executive by the Company hereunder
          ----
(the "Employment Period") shall commence on February 10, 1999 (the "Commencement Date") and shall end on the third anniversary thereof, provided, that,
                                                       --------  ----
commencing on the second anniversary hereof, and on each anniversary thereafter, the Employment Period shall automatically be extended for one (1) additional year unless either party gives written notice not to extend this Agreement not more than three (3) months before such extension would be effectuated. The Employment Period may be sooner terminated by either party in accordance with
Section 6 of this Agreement.

     3.   Position and Duties. During the Employment Period, Executive shall
          -------------------
serve on the Board of Directors of the Company (the "Board"), and shall serve as President and Chief Financial Officer of the Company, and shall report solely and directly to the Board and the Chief Executive Officer of the Company. Subject to the supervisory powers of Chief Executive Officer of the Company and Board only, Executive shall have those powers and duties normally associated with the position of President and Chief Financial Officer and such other powers and duties as may be prescribed by the Chief Executive Officer of the Company and the Board only, provided, that, such other powers and duties are consistent
                    --------  ----
with Executive's position as President and Chief Financial Officer of the Company. Executive shall serve on the Board for no additional compensation. Executive shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not substantially interfere with the performance by Executive of his duties and responsibilities hereunder or violate Section 10 of this Agreement, to (i) manage Executive's personal, financial and legal affairs, and (ii) to serve on civic or charitable boards or committees (it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated, as of the Commencement Date (each of which has been disclosed to the Company prior to the execution of this Agreement or will be disclosed promptly thereafter), shall be deemed not to interfere with the performance by Executive of his duties and responsibilities under this Agreement).

     4.   Place of Performance. The principal place of employment of Executive
          --------------------
shall be at the Company's principal executive offices in El Paso, Texas or such other place as determined by the Board.

     5.   Compensation and Related Matters.
          --------------------------------

          (a)  Base Salary. During the Employment Period, the Company shall pay
               -----------
Executive a base salary at the rate of not less than $350,000 per year ("Base Salary"). Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Executive's Base Salary shall be subject to annual review by the compensation committee of the Board for possible increase. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. Executive's Base Salary shall not be decreased at any time during the Employment Period without his direct written consent.

          (b)  Equity. Concurrently with the closing of the transactions
               ------
outlined in the Omnibus Agreement dated as of October 18, 1996 (the "Closing"), Executive received options to purchase 2.75% of the common partnership interests (or appreciation rights with respect thereto) of the Company (the "Option"), fully diluted as of the date of the Closing, at a per 1% common partnership interest exercise price equal to the per 1% common partnership price to be paid by affiliates of Chartwell Investments at the Closing. The terms and conditions of the Option were set forth in an Option/SAR Agreement mutually agreed upon prior to the Closing which provided among other things that the Option shall become exercisable with respect to 25% thereof on each of December 31, 1997, 1998, 1999 and 2000 unless there is a Change of Control (as defined below) of the Company, in which case the Option shall immediately become exercisable with respect to 100% thereof. This Agreement shall have no effect with respect to such Options and notwithstanding any other provision contained herein, the terms and conditions of such Options will be governed under the agreements setting forth such terms and conditions as they existed prior to the date hereof; provided, that, Executive's right to put his interests in the Company to the
--------  ----
Company for Fair Market Value (as defined below) shall exist (if permitted under the Company's existing debt instruments) upon his termination of employment by the Company without Cause (as defined below) or upon Executive's termination of employment for Good Reason (as defined below). For purposes of this Agreement, Fair Market Value means the value determined by a nationally recognized investment banker selected by the Company (the "Company Appraiser") unless Executive disagrees with such valuation, in which event the Fair Market Value means the average of the values determined by the Company Appraiser and a nationally recognized investment banker selected by Executive.

          (c)  Incentive Compensation.
               ----------------------

               (i) Beginning with calendar year 1999, Executive shall annually be eligible to receive a bonus (the "Bonus") pursuant to a schedule to be mutually agreed upon between the Company and Executive; provided, that, the amount of such Bonus and the performance criteria
     --------  ----
     relating thereto shall be no less favorable than those set forth on Schedule A hereof.

               (ii) Each Bonus shall be paid 10 days following the rendering of audited financial statements for the relevant calendar year (the "Payment Date").

          (d)  Car Allowance. The Company will provide Executive with an
               -------------
automobile allowance of at least $800 per month in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

          (e)  Expenses.  The Company shall promptly reimburse Executive for:
               --------

               (i) All reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company;

               (ii) Customary expenses (other than points) associated with selling one of Executive's houses in Arizona; and

               (iii) A tax "gross-up amount" with respect to the item in
     Section 5(e)(ii) above to the extent necessary to make the Executive whole with respect thereto.

          (f)  Vacation.
               --------

               (i) Executive shall be entitled to four (4) weeks vacation per year;

               (ii) Unused vacation time may be carried forward from one year to the next; and

               (iii) Upon the termination of the Employment Period or non-renewal of this Agreement, Executive shall be entitled to receive compensation for all earned but unused vacation days to the extent permitted by the Company's then current policy with respect to all senior executive officers of the Company, with the exception that the Executive shall be allowed to carry forward and receive compensation upon termination of up to four weeks of unused vacation from the previous year (i.e. be paid
                                                                    ---
     on termination a maximum of eight weeks of unused vacation upon termination.)

          (g)  Services Furnished. During the Employment Period, the Company
               ------------------
shall furnish Executive with office space, stenographic and secretarial assistance and such other facilities and services comparable to those provided to the Company's other senior executive officers.

          (h)  Welfare, Pension and Incentive Benefit Plan. During the
               -------------------------------------------
Employment Period, Executive (and his spouse and dependents to the extent provided therein) shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, the executive medical program, and all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives.

          (i)  Other Benefits. During the Employment Period, the Company shall
               --------------
provide Executive with the benefits described below:

               (i) The Company shall pay Executive's portable life and disability insurance;

               (ii) Executive shall participate in any other Company equity incentive plan adopted by the Company during the term of this Agreement;

               (iii) Tax preparation and financial planning assistance up to a maximum of $5,000 value per year; and

               (iv) Membership dues for membership at a country club of Executive's choosing in an amount not to exceed $5,000 annually.

     6.   Termination. Executive's employment hereunder shall terminate upon
          -----------
the expiration of the Employment Period and may be terminated during the Employment Period under the following circumstances:

          (a)  Death. Executive's employment hereunder shall terminate upon
               -----
his death.

          (b)  Disability. If, as a result of Executive's incapacity due to
               ----------
physical or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an entire period of four (4) months or more during any six (6) consecutive month period, and within thirty (30) days after written Notice of Termination is given after such six (6) month period, Executive shall not have returned to the substantial performance of his duties on a fulltime basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

          (c)  Cause. The Company shall have the right to terminate Executive's
               -----
employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon Executive's:

               (i) Conviction of, or plea of guilty or nolo contendere to, a felony; or

               (ii) Continued failure to use reasonable best efforts to substantially perform his duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not used reasonable best efforts to substantially perform his duties; or

               (iii) Misconduct (including, but not limited to, a breach of the provisions of Section 10) that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("Affiliates").

Cause shall not exist under paragraph (ii) or (iii) above unless and until the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board (excluding Executive for purposes of determining such majority) at a meeting of the Board called and held for such purpose (after reasonable (but in no event less than thirty (30) days) notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in paragraph (ii) or (iii) and specifying the particulars thereof in detail. This Section 6(c) shall not prevent Executive from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

          (d)  Good Reason. Executive may terminate his employment for "Good
               -----------
Reason" within one hundred and twenty (120) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Executive to the Company:

               (i) The failure of Executive to be appointed to the position set forth in Section 3;

               (ii) The assignment to Executive of duties materially and adversely inconsistent with Executive's status as President and Chief Financial Officer of the Company or a material and adverse alteration in the nature of Executive's duties and/or responsibilities, reporting obligations, titles or authority;

               (iii) A reduction by the Company in Executive's Base Salary or a failure by the Company to pay any such amounts when due;

               (iv) Any purported termination of Executive's employment for Cause which is not effected pursuant to the procedures of Section 6(c) (and for purposes of this Agreement, no such purported termination shall be effective);

               (v) The Company's material breach of the Option/SAR Agreement;

               (vi) The Company's failure to provide the benefits set forth in Section 5 or the failure of the Company to substantially provide any material employee benefits due to be provided to Executive (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers);

               (vii) The Company's failure to provide in all material respects the indemnification set forth in Section 11 of this Agreement; or

               (viii) A termination of employment by Executive for any reason or no reason that occurs within ninety (90) days following the first anniversary of a Change in Control.

Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment during the one hundred and twenty (120) day period referred to above in this paragraph (d) shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (e)  Without Cause. The Company shall have the right to terminate
               -------------
Executive's employment hereunder without Cause by providing Executive with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

          (f)  Without Good Reason. Executive shall have the right to terminate
               -------------------
his employment hereunder without Good Reason by providing the Company with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

For purposes of this Agreement, a "Change in Control" of the Company means any person, other than the partners of January 30, 1997 (the "Closing") acquiring more than 50% of the common partnership interests in the Company, or Petro Holdings GP Corporation and Petro Holdings LP Corporation transferring more than 50% of their equity interests in the Company held as of the Closing to an unrelated third party, or the replacement of the Company's Chief Executive Officer other than pursuant to Section 6.5 of the Third Amended and Restated Limited Partnership Agreement of the Company (the "Partnership Agreement").

     7.   Termination Procedure.
          ---------------------

          (a)  Notice of Termination. Any termination of Executive's employment
               ---------------------
by the Company or by Executive during the Employment Period (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

           (b) Date of Termination. "Date of Termination" shall mean (i) if
               -------------------
Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 6(b), thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

     8.   Compensation Upon Termination or During Disability. In the event
          --------------------------------------------------
Executive is disabled or his employment terminates during the Employment Period, the

Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

          (a)  Termination by the Company without Cause or by Executive for Good
               -----------------------------------------------------------------
Reason, or because of the Company's failure to renew the Agreement pursuant to
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Section 2.
---------
               (i) If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, and
     (B) an amount equal to three (3) times Executive's then current Base Salary, payable in a lump sum within ten (10) days after the Date of Termination, or as soon as practicable thereafter; or

               (ii) If Executive's employment is terminated because of the Company's failure to renew the Agreement pursuant to Section 2, the Company shall pay to Executive (A) his Base Salary and accrued vacation pay through a date to be mutually agreed on by the Company and the Executive (the "Mutually Agreed Termination Date"), as soon as practicable following the Mutually Agreed Termination Date, and (B) an amount equal to two (2) times Executive's then current Base Salary, payable in a lump sum within ten (10) days after the Mutually Agreed Termination Date, or as soon as practicable thereafter; and

               (iii) If Executive's employment is terminated such that
     Section 8(a)(i) or Section 8(a)(ii) shall apply, then the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a period of twelve (12) months following the Date of Termination the medical, hospitalization, dental, and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination, provided, that, if
                                                              --------  ----
     Executive, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide Executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs ("Continued Benefits"), provided,
                                                                      --------
     that, such Continued Benefits shall terminate on the date or dates
     ----
     Executive receives equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage or benefit by benefit, basis); and

               (iv) The Company shall reimburse Executive pursuant to
     Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

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

               (v) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and

               (vi) Executive shall be entitled to the Bonus, determined in accordance with Section 5(c), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro rated to the Date of Termination.

          (b)  Cause or By Executive Without Good Reason. If Executive's
               -----------------------------------------
employment is terminated by the Company for Cause or by Executive (other than for Good Reason):

               (i) The Company shall pay Executive his Base Salary and, to the extent required by law or the Company's vacation policy, his accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination; and

               (ii) The Company shall reimburse Executive pursuant to
     Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment, unless such termination resulted from a misappropriation of Company funds; and

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (c)  Disability. During any period that Executive fails to perform his
               ----------
duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Executive shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to Section 6(b); provided, however, that Executive's Base Salary shall be off-set on a
      --------  -------
dollar for dollar basis for each dollar Executive receives from Company provided disability insurance benefits. In the event Executive's employment is terminated for Disability pursuant to Section 6(b):

               (i) The Company shall pay to Executive his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, provided, however, that
                                                    --------  -------
     Executive's Base Salary shall be off-set on a dollar for dollar basis for each dollar Executive receives from Company provided disability insurance benefits; and

               (ii) The Company shall reimburse Executive pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

               (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (d)  Death.  If Executive's employment is terminated by his death:
               -----

               (i) The Company shall pay in a lump sum to Executive's beneficiary, legal representative(s) or estate, as the case may be, Executive's Base Salary through the Date of Termination and Executive's beneficiary, legal representatives or estate shall be entitled to the Bonus, determined in accordance with Section 5(c), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro-rated to the Date of Termination; and

               (ii) The Company shall reimburse Executive's beneficiary, legal representative(s), or estate, as the case may be, pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

               (iii) Executive's beneficiary(ies), legal representative(s) or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (e)  Certain Additional Payments By the Company. In the event of a
               ------------------------------------------
Change of Control, if the Company is unable to satisfy the exemption for small business corporations, as set forth in Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and the applicable regulations thereunder, and amounts payable under this Agreement constitute "excess parachute payments" under Section 280G(b) of the Code and applicable regulations, the following shall apply:

               (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company or any entity which effectuates a change in control to or for the benefit of Executive (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in

     Executive's adjusted gross income. Notwithstanding the foregoing provisions of this Section 8(e)(i), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 10% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 8(a)(i) or 8(a)(ii), as the case may be, unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

               (ii) Subject to the provisions of Section 8(e)(i), all determinations required to be made under this Section 8(e), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this
     Section 8(e) with respect to any Payments made to Executive shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determineds that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive.

               (iii) As a result of the uncertainty in the application of
     Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any conteest or disputes with the Internal Revenue Service in connection with the Excise Tax.


     9.   Mitigation.  Executive shall not be required to mitigate amounts
          ----------
payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

     10.  Confidential Information, Ownership of Documents, Non-Competition.
          -----------------------------------------------------------------

          (a)  Confidential Information.  Executive shall hold in a fiduciary
               ------------------------
capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its businesses and investments, which shall have been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than by acts by Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

          (b)  Removal of Documents:  Rights to Product.  All records, files,
               ----------------------------------------
drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of Executive's employment hereunder, or otherwise promptly after removal if such removal occurs following termination of employment. Executive shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

          (c)  Non-Competition.  During the employment of Executive with the
               ---------------
Company pursuant to this Agreement and during any time within (i) a three year period, if Executive receives the compensation provided for in Section 8(a)(i),
(ii) a two year period, if Executive receives the compensation provided for in
Section 8(a)(ii), or (iii) a one year period, if Executive's employment is terminated for any other reason, after the date of his termination of employment in accordance with this Agreement, Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement, enter into, be engaged or interested in, as a principal, stockholder, director, trustee, partner, officer, agent, employee, consultant, independent contractor, or otherwise, any business or undertaking which directly compete with the truck stop business of the Company, its affiliates or their successors within any county where any of the Company, its affiliates, or their successors are doing business, or has made definite plans for and has taken steps preparatory to doing business; provided, however, that Employee's ownership of five percent
                --------  -------  ----
(5%) or less of the capital stock of a public company that competes with the Company shall not be prohibited by this covenant.

          (d)  Non-Solicitation.  During the employment of Executive with the
               ----------------
Company pursuant to this Agreement and during any time within (i) a three year period, if Executive receives the compensation provided for in Section 8(a)(i),
(ii) a two year period, if Executive receives the compensation provided for in
Section 8(a)(ii), or (iii) a one year period, if Executive's employment is terminated for any other reason, after the date of his termination of employment in accordance with this Agreement, Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement, (A) call upon any person who is, at that time, an employee of the Company, any of its affiliates or their successors in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, any of its affiliates or their successors, or (B) solicit business from any person or entity which is at that time a customer of the Company, any of its affiliates or their successors.

          (e)  Injunctive Relief.  In the event of a breach or threatened breach
               -----------------
of this Section 10, Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

          (f)  Continuing Operation.  Except as specifically provided in this
               --------------------
Section 10, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

          (g)  Reformation.  In the event that any of the provisions of this
               -----------
Section 10 are not enforceable in accordance with their terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted by law.

     11.  Indemnification.
          ---------------

          (a)  General.  The Company shall, to the extent provided in the
               -------
Partnership Agreement, and to the maximum extent permitted by law, indemnify and hold harmless

Executive from any and all losses, damages, claims or expenses that may be asserted against Executive at any time in connection with his services for the Company, his employment hereunder or that may otherwise derive from Executive's employment as contemplated hereby.

          (b)  Insurance.  The Company may, but shall not be required to,
               ---------
maintain such insurance for the protection of its officers and directors as is appropriate for entities engaged in the Company's business.

     12.  Legal Fees and Expenses.  If any contest or dispute shall arise
          -----------------------
between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

     13.  Successors:   Binding Agreement.
          -------------------------------

          (a)  Company's Successors.  No rights or obligations of the Company
               --------------------
under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  Executive's Successors.  No rights or obligations of Executive
               ----------------------
under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representative(s) or estate.

     14.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:

          Larry Zine
          6080 Surety Drive
          El Paso, Texas
          79905

          If to the Company:

          Petro Stopping Centers, L.P.
          Attention:  General Counsel
          6080 Surety Drive
          El Paso, Texas
          79905

          with a copy to:

          Andrew L. Gaines
          Akin, Gump, Strauss, Hauer & Feld
          590 Madison Avenue
          New York, New York 10022-4616

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15.  Miscellaneous.  No provisions of this Agreement may be amended,
          -------------
modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties hereunder of this Agreement shall survive Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.  Entire Agreement.  This Agreement, set forth the entire agreement of
          ----------------
the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Except as otherwise provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled, including, but not limited to, the Employment Agreement, by and between the Company and Executive, dated as of December 15, 1996.

     18.  Withholding.  All payments hereunder shall be subject to any required
          -----------
withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

     19.  Noncontravention.  The Company represents that the Company is not
          ----------------
prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

     20.  Section Headings.  The section headings in this Employment Agreement
          ----------------
are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

     21.  Severability.  If this Agreement or any portion thereof is, or the
          ------------
transactions contemplated hereby are, found to be inconsistent or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provision shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, this Agreement shall continue in full force and effect; provided, however, that nothing herein
                                   --------  -------
contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

     22.  Governing Law.  The provisions of this Agreement shall be construed in
          -------------
accordance with the laws of the State of Texas without regard to its conflict of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                    PETRO STOPPING CENTERS, L.P.


                                    By:________________________________________




                                    ___________________________________________
                                    Larry Zine

                                   SCHEDULE A


Incentive Compensation.
----------------------

     (a) The Bonus shall be paid as a percent of Base Salary (as defined in Section 5(a) of the Employment Agreement), based upon the achievements of Target EBITDA, as provided in accordance with the following table:

--------------------------------------------------------------------------------
                     TARGET EBITDA                      BONUS
--------------------------------------------------------------------------------
                          90%                             20%
--------------------------------------------------------------------------------
                          95%                             40%
--------------------------------------------------------------------------------
                         100%                             60%
--------------------------------------------------------------------------------
                         105%                             90%
--------------------------------------------------------------------------------
                         110%                             120%
--------------------------------------------------------------------------------

In accordance with the above table, if EBITDA achieved for any calendar year exceeds 90% Target EBITDA, but is less than 100% Target EBITDA, the Bonus shall be such percentage of Base Salary between 20% and 60%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 20% corresponding to 90% Target EBITDA and 60% corresponding to 100% Target EBITDA. If EBITDA achieved for any calendar year exceeds 100% Target EBITDA, but is less than 110% Target EBITDA, the Bonus shall be such percentage of Base Salary between 60% and 120%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 60% corresponding to 100% Target EBITDA and 120% corresponding to 110% Target EBITDA. Notwithstanding the foregoing, if greater than 110% Target EBITDA is achieved, the Board shall award an additional Bonus beyond the formula Bonus provided above, in an amount that it shall determine in its sole discretion.

     (b) Target EBITDA shall be established annually by the Board, or, at the discretion of the Board, by the Compensation Committee and in either event, with the concurrence of Executive as to the amount of Target EBITDA thereby established. In the event of an acquisition, disposition or other similar extraordinary corporate event which would significantly alter the Target EBITDA established for that year, the parties shall negotiate in good faith to set new levels of Target EBITDA.